Exhibit 99.1


 MoSys, Inc. Reports Fourth Quarter and Fiscal 2006 Financial Results

   Achieves Profitability in Fourth Quarter Due to Increased Royalty
                                Revenue


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Feb. 12, 2007--MoSys, Inc. (NASDAQ: MOSY), the industry's leading provider of high-density system-on-chip (SoC) embedded memory intellectual property (IP), today reported financial results for its fourth quarter and fiscal year ended December 31, 2006.

    Fourth Quarter Highlights

    --  Reported total revenue of $5.0 million

    --  Decreased quarterly operating expenses by 40 percent

    -- Recorded GAAP net profit of $567,000, and $0.02 fully diluted earnings per share

    -- Non-GAAP net profit of $1.4 million, and $0.04 fully diluted earnings per share, excluding the stock-based compensation expense (See table of reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share)

    -- Delivered multiple CLASSIC Memory Macro designs to wide range of semiconductor customers

    -- Signed technology license agreement with TSMC at 65nm and future geometries

    Fourth Quarter Results

    Total net revenue for the fourth quarter of 2006 was $5.0 million compared to $4.0 million in the third quarter of 2006 and $2.4 million in the fourth quarter of 2005. Fourth quarter total revenue represented a sequential increase of 24 percent over the previous quarter and 109 percent compared to the fourth quarter of 2005.

    Fourth quarter total revenue included licensing revenue of $1.8 million compared to $3.3 million in the third quarter of 2006 and $1.3 million in the fourth quarter of 2005. Royalty revenue increased significantly to $3.2 million, which included royalty revenue related to the Nintendo Wii(TM) game console for the fourth quarter. These results compare to $705,000 of royalty revenues in the third quarter of 2006 and $1.1 million in the fourth quarter of 2005. The Company recorded licensing revenue from 12 different chip development projects, compared to 13 in the previous quarter, and royalty revenue from 16 different licensees, compared to 15 in the third quarter of 2006.

    During the quarter, MoSys announced a partnership with VeriSilicon, a leading ASIC design foundry. This partnership enables VeriSilicon Holding, Co., Ltd. to integrate 1T-SRAM technology into designs for system-on-chip (SoC) customers across a wide range of foundry options and advanced process geometries. Also in the quarter, the Company signed 4 new Macro licenses and 2 additional re-use licenses for previous Macros.

    Commenting on the quarter, Chet Silvestri, CEO of MoSys stated, "The fourth quarter was marked by significant strength in our royalty revenues due to the widely successful release of the Nintendo Wii(TM) game console. These results, combined with our reduction in operating expenses, allowed us to achieve solid profitability for the quarter. We also continued to make progress with both our technology licensing and CLASSIC Macro programs by signing macro agreements covering applications such as cellular handsets, portable multimedia devices, networking storage controllers and consumer graphics applications. We also signed a licensing agreement with TSMC which allows them to develop and market embedded memory macro products which incorporate MoSys technology at earlier process geometries as well as at 65nm and future geometries."

    In accordance with Generally Accepted Accounting Principles (GAAP) the fourth quarter gross margin percentage was 88 percent, compared to 96 percent in the third quarter of 2006 and 90 percent in the fourth quarter of 2005. The sequential decrease in total gross margin for the quarter was due to higher costs associated with product deliverables accounted for under the percentage of completion method.

    Total operating expenses for the fourth quarter were $4.6 million compared to $7.8 million in the previous quarter, which included $3.2 million in legal expenses and settlement charges related to the UniRAM litigation.

    GAAP net income for the quarter was $567,000, and $0.02 fully diluted earnings per share, including stock-based compensation expense under Statement of Financial Accounting Standard No. 123R (FAS 123R) of $816,000. This compares to a net loss of $2.9 million, or ($0.09) per share, in the third quarter of 2006 and a net loss of $1.1 million, or ($0.04) per share, in the fourth quarter of 2005. Fully diluted earnings per share for the quarter on a GAAP basis were computed using 32,862,000 shares.

    The non-GAAP net income for the fourth quarter, which excludes the total stock-based compensation charges of $816,000, was $1.4 million, and $0.04 fully diluted earnings per share. Fully diluted earnings per share for the quarter on a non-GAAP basis also were computed using 32,862,000 shares. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and both long and short-term investments totaled approximately $84.3 million as of December 31, 2006 compared to approximately $87.1 million as of September 30, 2006. The decrease in cash was primarily due to the $2.4 million cash payment related to the UniRAM settlement agreement.

    Fiscal 2006 Results

    For fiscal year 2006, total revenue was $14.9 million compared to $12.3 million in fiscal 2005. GAAP net loss in 2006 was $5.3 million, or ($0.17) per share. The non-GAAP net loss for the fiscal 2006 excluding the total stock-based compensation charges of $2.7 million was $2.6 million or a loss of ($0.08). Furthermore, the one time litigation settlement charge of $2.4 million increased the net loss by($0.07) per share.

    The Company's Chief Executive Officer and Chief Financial Officer will comment on the business highlights of the fourth quarter and full fiscal year and provide additional financial details during their financial results conference call at 1:30 p.m. (PT) on Monday, February 12, 2007.

    Fourth Quarter and Fiscal 2006 Financial Results Webcast/
Conference Call

    MoSys management will host a conference call and webcast with investors today, February 12, 2007, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the fourth quarter and fiscal 2006 financial results and the business outlook. Investors and other interested parties may access the call by dialing 866-383-7989 in the U.S. (617-597-5328 outside of the U.S.), and entering the passcode 42264550 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode of 68107821.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), MoSys uses non-GAAP financial measures that exclude from the income statement the effects of stock-based compensation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP loss per share. MoSys' management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators MoSys' management uses for planning and forecasting future performance. In addition, MoSys believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters, particularly in light of the Company's adoption of the modified prospective transition method under SFAS 123R, which requires application of the accounting standard as of January 1, 2006 but not for prior periods.

    Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 12, 2007 that we have submitted to the Securities and Exchange Commission.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.

    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies and embedded memory designs, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    ABOUT MOSYS, INC.

    Founded in 1991, MoSys (NASDAQ: MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 100 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.



                             MOSYS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)


                           Three Months Ended      Twelve Months Ended
                              December 31,             December 31,
                            2006        2005          2006     2005
                         ----------- -----------     -------- --------
                         (unaudited) (unaudited)
Net Revenue:
 Product                         $-          $-           $-      $10
 Licensing                    1,794       1,339        9,096    7,725
 Royalty                      3,215       1,063        5,813    4,547
                         ----------- -----------     -------- --------
  Total net revenue           5,009       2,402       14,909   12,282

Cost of Net Revenue:
 Licensing                      592         243        1,498    1,986
                         ----------- -----------     -------- --------
  Total cost of net
   revenue                      592         243        1,498    1,986

Gross Profit                  4,417       2,159       13,411   10,296

Operating Expenses:
 Research and
  development                 2,057       1,557        8,156    5,839
 Selling, general and
  administrative              2,585       2,519       11,370    9,922
 Restructuring expenses           -           5            -      119
 Litigation settlement            -           -        2,400        -
                         ----------- -----------     -------- --------
  Total operating
   expenses                   4,642       4,081       21,926   15,880

 Loss from operations          (225)     (1,922)      (8,515)  (5,584)

 Other income/expenses          865         794        3,286    2,591

  Income (loss) before
   income taxes                 640      (1,128)      (5,229)  (2,993)

 Income tax benefit
  (provision)                   (73)         44         (109)      11
                         ----------- -----------     -------- --------

Net income (loss)              $567     $(1,084)     $(5,338) $(2,982)
                         =========== ===========     ======== ========

Net income (loss) per
 share
   Basic                      $0.02      ($0.04)      ($0.17)  ($0.10)
   Diluted                    $0.02      ($0.04)      ($0.17)  ($0.10)

Shares used in computing
 net income (loss) per
 share
   Basic                     31,492      30,698       31,298   30,534
   Diluted                   32,862      30,698       31,298   30,534




                             MOSYS, INC.
 Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income
                           (Loss) Per Share
               (In thousands, except per share amounts)
                             (unaudited)

                                     Three Months     Twelve Months
                                         Ended             Ended
                                     December 31,      December 31,
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------

 GAAP net income (loss)               $567  $(1,084) $(5,338) $(2,982)

 Non-GAAP adjustments:
  Stock compensation expense
     - Cost of revenue                  98        -      225        -
     - Research and development        252        -      993        -
       Selling, general and
     -  administrative                 466        7    1,528       36
                                   -------- -------- -------- --------
       Total stock compensation
        expense                        816        7    2,746       36

 Non-GAAP net income (loss)         $1,383  $(1,077) $(2,592) $(2,946)
                                   ======== ======== ======== ========

 GAAP net income (loss) per share:
  Basic and Diluted                  $0.02   $(0.04)  $(0.17)  $(0.10)
  Reconciling item:
     - Stock compensation expense    $0.02    $0.00    $0.09    $0.00

                                   -------- -------- -------- --------
 Non-GAAP net income (loss) per
  share: Basic and Diluted           $0.04   $(0.04)  $(0.08)  $(0.10)
                                   ======== ======== ======== ========

 Shares used in computing non-GAAP
  net income (loss) per share
    Basic                           31,492   30,698   31,298   30,534
    Diluted                         32,862   30,698   31,298   30,534




                             MOSYS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                             December 31, December 31,
                                                 2006          2005
                                               ---------     ---------

Assets:
 Current assets:
       Cash, cash equivalents and
        short-term investments                  $81,807       $68,650
       Accounts receivable - net                  2,491           638
       Unbilled contract receivable                 360           368
       Prepaid expenses and other assets          2,831         2,632
                                               ---------     ---------
             Total current assets                87,489        72,288

 Long-term investments                            2,492        17,339
 Property and equipment - net                       855         1,121
 Goodwill                                        12,326        12,326
 Other assets                                       598           563
                                               ---------     ---------
             Total assets                      $103,760      $103,637
                                               =========     =========

Liabilities and Stockholders' Equity:
 Current liabilities:
       Accounts payable                            $307          $236
       Accrued expenses and other
        liabilities                               1,865         2,564
       Deferred revenue                             619         1,309
                                               ---------     ---------
             Total current liabilities            2,791         4,109

  Long-term portion of restructuring
   liability                                         54           196

 Stockholders' equity:
       Common stock, additional paid-in
        capital and others                      107,087       100,166
       Accumulated deficit                       (6,172)         (834)
                                               ---------     ---------
             Total stockholders' equity         100,915        99,332

             Total liabilities and
              stockholders' equity             $103,760      $103,637
                                               =========     =========



    CONTACT: MoSys
             Jim Pekarsky, CFO, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, Senior Account Manager, 972-239-5119 x126 btwing@sheltongroup.com